Exhibit 10.1

CONTACT CENTER MASTER SERVICES AGREEMENT

Agreement # CW164810

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

CONTACT CENTER MASTER SERVICES AGREEMENT

This Contact Center Master Services Agreement (“Agreement”) is entered into as of August 30, 2009 (“Effective Date”) by and between Rainmaker Systems, Inc., a Delaware corporation a (“Supplier”) at 900 E Hamilton Ave Ste 400, Campbell, CA, 95008-0670 and HEWLETT-PACKARD COMPANY, a Delaware corporation (“HP”) at 3000 Hanover Street, Palo Alto, CA, 94304-1112.

1.	NATURE OF AGREEMENT

1.1	General Scope. This Agreement specifies the terms and conditions under which Supplier will provide Services to HP, as requested from time to time and as further described in a Statement of Work (defined below). Except as otherwise stated in this Agreement, the parties intend, and hereby agree, that any such Statement of Work shall be governed by this Agreement, as though the provisions of this Agreement were set forth in their entirety within such Statement of Work, and so that each Statement of Work and this Agreement shall be considered one, fully integrated document and agreement.

1.2	Eligible Purchasers. This Agreement enables HP and its Subsidiaries and Affiliates worldwide to purchase Services from Supplier in accordance with the terms and conditions set forth herein. The parties acknowledge that the availability and the nature of Services offered hereunder, and applicable terms and conditions therefore, may vary in certain countries as a result of local legal restrictions and mandatory requirements as further described in a separately executed Local or Regional Implementation Agreement “LIA/RIA”, a sample template of which is attached as Exhibit C (Local/Regional Implementation Agreement). Unless a separately executed LIA/RIA specifically refers to and amends a term of this Agreement, the terms and conditions of this Agreement will control and take precedence over any conflicting terms in any such LIA/RIA.

1.3	Term of Agreement. Unless earlier terminated pursuant to Section 18, (Termination) this Agreement will have a term of three (3) year from the Effective Date set forth above. HP shall have the option of renewing this Agreement for successive one (1) year terms, subject to HP providing notice no later than 90 days prior to expiration of the then-current term.

1.4

PURCHASE ORDER REQUIREMENT. SUPPLIER ACKNOWLEDGES AND AGREES THAT IT WILL NOT COMMENCE ANY WORK FOR HP OR INCUR ANY RELATED EXPENSES OR COSTS UNLESS AND UNTIL IT HAS RECEIVED AN HP PURCHASE ORDER EXPRESSLY AUTHORIZING SUCH WORK. SUPPLIER FURTHER ACKNOWLEDGES AND AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY IRREVOCABLY WAIVES ITS RIGHT TO PURSUE, ANY FEES, COSTS, LOSS OR DAMAGES FROM HP UNDER ANY LEGAL OR EQUITABLE THEORY IN CONNECTION WITH ANY WORK THAT WAS COMMENCED PRIOR TO RECEIPT OF SUCH AN HP PURCHASE ORDER. SUPPLIER FURTHER AGREES AND ACKNOWLEDGES THAT ABSENT A MUTUALLY AGREED AND WRITTEN AMENDMENT TO THIS PROVISION, THE FOREGOING SHALL BE TRUE NOTWITHSTANDING ANY REPRESENTATION, PROMISE OR INDUCEMENT,

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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WHETHER ORAL OR WRITTEN, MADE BY ANY EMPLOYEE OR AGENT OF HP. NOTHING CONTAINED HEREIN, NOR IN ANY STATEMENT OF WORK OR OTHER AGREEMENT OF THE PARTIES SHALL OBLIGATE HP TO ISSUE A PURCHASE ORDER UNDER ANY CIRCUMSTANCES.

2.	DEFINITIONS

2.1	“Affiliate” or “Subsidiary” means a corporation or other business entity anywhere in the world in which HP owns or controls, directly or indirectly, an equitable interest representing the right to elect the majority of the directors or persons performing similar functions or, if the law of the applicable jurisdiction does not permit such majority interest, then the maximum allowable under such law.

2.2	“Applicable Laws” means applicable local, state, and federal laws, executive orders, rules, regulations, ordinances, codes, orders, and decrees of all governments or agencies of domestic or foreign jurisdiction in which Services will be performed.

2.3	“Automatic Data Collection Services” or “ADCS” means any services that collect, produce, gather or access data relating to the behavior or profiling of a particular user on a web site or in conjunction with any other online or electronic activities, including without limitation email or short message services, SMS, clicking on links or opening emails.

2.4	“Business Continuity Plan” (BCP) means a plan for how an organization will recover and restore partially or completely interrupted critical functions(s) within a predetermined time after a natural or hum induced disaster or extended disruption.

2.5	“Content” means without limitation, all files, pages, data, works, information, images, photographs, illustrations, audio clips, email, metatags, software, all text, pictures, sound, graphics, video and other data provided by HP, or by Supplier or a third party upon HP’s request pursuant to this Agreement, as such material may be modified from time to time.

2.6	“Disaster Recovery Plan” means a plan for coping with the unexpected or sudden loss of key personnel, data, hardware or software necessary to resume critical business operations after a natural or human induced disaster.

2.7	“HP”, throughout this Agreement (with the exception of Section 5 – Financial Terms), means the Hewlett-Packard Company and all of its Affiliates and Subsidiaries. Within Section 5 – Financial Terms, “HP” means the Hewlett-Packard Company.

2.8	“Information Assets/Systems” means information systems including, but not limited to, net-services, computers, computer systems, communication systems, voice and data networks, databases, records systems, voice mail, security systems, and other information systems; and means of access to such systems including, but not limited to, passwords, tokens, keys, logon scripts or other authentication information and other devices as may be used to access such systems/assets.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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2.9	“Intellectual Property Rights” or “Intellectual Property” means all rights in patents, copyrights, moral rights, trade secrets, mask works, trademarks, service marks and other Intellectual Property Rights

2.10	“Maximum Cost” means the maximum cost to be paid by HP for the Services specified in a particular Statement of Work to be performed under this Agreement.

2.11	“Personnel” means all workers, including but not limited to Supplier’s employees, temporary workers, flex-force and others employed or contracted by Supplier for the provision of Services to HP hereunder.

2.12	“Pre-Existing Intellectual Property” of a party means any Intellectual Property that has been conceived or developed by such party before Supplier renders any Services under this Agreement or that is conceived or developed by such party at any time wholly independently of the Supplier’s Services under this Agreement.

2.13	“Purchase Order” means a written authorization issued by HP to authorize Supplier to perform all or a portion of the Services.

2.14	“Resale Channel” means a group of non-HP 3rd party consumer and commercial retailers, and/or distributors, which purchase HP products and services to be resold to end user Customers.

2.15	“Scorecard” means the report that reflects the results of one of the tools used by HP to evaluate Supplier’s performance of its obligations under this Agreement based on certain measurement criteria, as further provided in Exhibit E (Scorecard Guidelines).

2.16	“Services” means the services to be provided by Supplier pursuant to this Agreement, as further described in a Statement of Work.

2.17	“Site” means any HP location where Services are to be provided.

2.18	“Statement of Work” or “SOW” means a document that describes the Services to be performed pursuant to this Agreement, that is signed by an authorized representative of (i) HP (or the applicable Affiliate or Subsidiary), and (ii) Supplier. Except as otherwise agreed by the parties in writing, all Statement(s) of Work shall be written pursuant to the\guidelines as set forth Exhibit A.

2.19	“Subcontractor” means any and all third parties that have direct contracts with Supplier or with any other Subcontractor to perform a portion of the Services under this Agreement.

2.20	“Work Product” means messages, message content, ADCS data, customer data resulting from the services, models, devices, reports, computer programs, tooling, schematics and other diagrams, instructional materials, and anything else Supplier, its agents, employees, and Subcontractors produce in connection with this Agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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3.	SERVICES

3.1	Services. Supplier will provide those Services described in the Statement of Work, subject to and in compliance with the terms and conditions of this Agreement and all Applicable Laws. All Services will be performed at the request of HP, and may be more specifically described in, and authorized by, a Purchase Order and accompanied by a Statement of Work. The terms and conditions of this Agreement shall apply to all such Statements of Work.

3.2	Statement of Work. The parties shall execute a Statement of Work (SOW) for the undertaking by the parties of each Service. Upon execution of the corresponding Statement of Work, Supplier shall undertake to perform the Services and HP shall establish the appropriate HP Purchase Order for invoicing and billing purposes. Services set forth in any one Statement of Work may be concurrent with and/or successive to other Services under their respective Statement of Work.

3.3	Acceptance. **** If any Service is not acceptable, HP shall notify Supplier specifying its reasons, and Supplier shall, at no additional cost, conform such Service to HP’s requirements.

3.4	Additional Performance Measures. In addition to any other performance requirements set out in any Statement of Work or other related documents attached to this Agreement by reference. Supplier agrees to perform within the guidelines stated in the Scorecard and agrees to a performance evaluation which will be performed on a regular basis. The Scorecard Guidelines are attached hereto and made a part hereof as Exhibit E.

3.5	Permits, Licenses and Inspections. If applicable, Supplier will secure and pay for all licenses, permits and inspections necessary for prosecution and completion of the Services. Upon HP’s request, Supplier will deliver to HP copies of all permits, written approvals, licenses and inspections promptly after their receipt by Supplier.

3.6	Temporary Suspensions. HP shall have the right to temporarily suspend the performance of Services under a Statement of Work as a part of an HP mandated temporary suspension with the exclusion of **** provided, however, that (i) HP shall provide Supplier with ****, advance notice of each Temporary Suspension (ii) Supplier shall not be obligated (but shall use commercially diligent efforts at no additional cost to HP) to retain the availability of its Personnel to resume providing Services upon the expiration of the Temporary Suspension; and (iii) **** For purposes of this section only, in addition to the methods of notice permitted in Section 19.8 notice may also be provided via electronic mail to (i) the person identified in the Agreement to receive notices on behalf of Supplier or (ii) the applicable Project Managers identified in each Statement of Work.

3.7	Training. Supplier agrees to provide to HP such technical assistance and training to HP personnel as may be reasonably requested by HP in order for HP to use, copy and distribute the Services as contemplated by this Agreement. **** HP agrees to provide Supplier with the necessary information of HP Products, Services, tools, processes and other Items of information required to perform the Services. Supplier agrees to use said information for HP purposes only. Training to facilitate delivery of Services by Supplier is not covered by this section 3.7.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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3.8	Business Continuity Plan.

a)	Supplier represents that it has a current business continuity and disaster recovery (BCP) plan which details strategies for response to and recovery from a broad spectrum of potential disasters that could disrupt operations and timely delivery of materials and Services required pursuant to this Agreement. The BCP (attached as Exhibit J) will be presented for HP review, approved, and as part of the Agreement. The approved BCP will remain in effect for the term of this Agreement. HP and Supplier acknowledge and agree that HP has approved a BCP under which the Supplier has been operating and that Supplier will address any concerns with such BCP, expressed by HP, and will update the BCP if required in writing by HP.

b)	Supplier represents and warrants that the HP approved BCP will be employed to resolve at a minimum, phone service, internet services, computer activity, facility power, employee turnover, or employee’s ability to get to Supplier facility, is interrupted, or any other event which could disrupt operations and impair Supplier’s ability to provide Services occurs. The plans must address onsite and offsite operational plans for applications, systems and telecommunications components as well as detailed coordination and notification plans.

c)	The BCP plan will include a Hazard analysis, written recovery plan, Disaster avoidance procedures and documented emergency and incident response procedures, a mitigation plan to prevent losses or minimize effects of unavoidable ones, and a crisis communication plan. “Hazard” means an existing or unusual occurrence in the natural or human-made environment that may adversely affect human life, property, or activity to the extent of a disaster. “Disaster” means a serious disruption of the functioning of an organization, causing widespread human, business interruption, material or environmental losses that exceed the ability of the organization to cope using only its own resources. Industrial/Technological Hazards include but are not limited to destruction of data storage, retrieval, and processing facilities, hazardous materials release, loss of data systems integrity from breaches of security, power failures, structural failures, telecommunications failures, and transportation failures. Natural Hazards include but are not limited to earthquake, flood, hurricane, landslide, tornado, tsunami, volcano, wild or forest fire, and windstorm and winter storm.

d)	Supplier will include a complete a BCP within each SOW. Supplier will conduct an annual test and evaluation of its business continuity and disaster recovery plan, which upon request by HP may be witnessed by HP, to ensure expected systemic and process responsiveness from Supplier. Supplier will make its business continuity plan and the annual evaluation available to HP or its designated representative for review with any jointly agreed to changes in the plan.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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4.	SITE SECURITY AND SAFETY

4.1	Site Access. If HP permits Supplier access to any Site, then Supplier shall comply with all applicable Site security and safety policies and procedures, including, but not limited to, Exhibit L (General Safety and Security Policies). Supplier shall provide HP with a list of current Personnel whom it designates to perform the Services that will require access to the Site. Supplier will immediately replace, at Supplier’s expense, Personnel who fail to comply with applicable Site security and safety policies.

4.2	Identification Badges. All Personnel assigned to work on an HP Site will be required to wear a visible HP-issued identification badge. The HP Program Manager will arrange for picture I.D. badges, for Personnel requiring unescorted access to the HP Site.

4.3	Prior Employment. Individuals whose prior employment ended as a result of involuntary termination for misconduct on any HP Site are not permitted on the premises and Supplier shall not knowingly assign such individual without prior written authorization from HP. Personnel assigned to a Statement of Work must not have been regular employees of HP at any time during the twelve (12) month period immediately prior to the assigned Personnel’s first day of work.

4.4	Conditions for Granting Unescorted Site Access. As a condition for granting unescorted Site access, HP requires Supplier to conduct a drug test, credit history check and a criminal background check on Personnel and Subcontractors prior to assignment at HP in accordance with the attached Exhibit H (Drug Testing, Credit History Checks and Background Checks). All Personnel and Subcontractors failing either the drug test or criminal background check will not be granted unescorted access to HP. In this event, Supplier shall assign alternate Personnel or Subcontractors who shall be subject to the same conditions. All fees and costs associated with the drug test and criminal background check are the sole responsibility of Supplier.

4.5	Review of Drug Test, Credit History Check and Criminal Background Check Materials. To the maximum extent allowable by the Applicable Laws, Supplier shall maintain and have readily available for inspection and/or audit by HP all materials pertaining to **** background checks of all Personnel and Subcontractors assigned to HP. Supplier must retain such materials for at least **** after expiration or termination of this Agreement.

4.6	Termination of Supplier’s Personnel Assignment to HP.

a.	Termination or Re-assignment of Personnel. Supplier will immediately notify HP upon termination or re-assignment of any Personnel who have been granted access privileges to an HP Site, Information System or communication network, including but not limited to, voice mail and e-mail. Additionally, Supplier shall be responsible for the return of all equipment, security badges and access cards issued to such Personnel by HP.

b.	Fee for Non-Returned Badges and Access Cards. Supplier shall pay to HP a fee of $100 USD (or the foreign equivalent thereof) for each non-returned or lost security badge or access card. HP reserves the right to charge Supplier for expenses incurred by HP in recovering any security badge and access card. Any expenses incurred by Supplier in recovering a security badge or access card shall not be billable to HP and shall be at the sole expense of the Supplier.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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5.	FINANCIAL TERMS

5.1	Basis of Compensation. Supplier will be paid for Services and be reimbursed for expenses according to the Contract Pricing specified in any Statements of Work, or other related documents attached to this Agreement by reference, or as outlined hereto in Exhibit B (Contract Pricing). The Contract Pricing will cover all fees of Supplier, costs of operation, fringe benefits attributable to payroll, overhead, profit, social charges and all applicable taxes. No proposed change in the Contract Pricing will be effective unless approved in writing by HP. HP may use any appropriate cost method to compensate Supplier, including without limitation, (a) time and materials not-to-exceed, (b) fixed price (lump-sum), (c) unit cost or (d) any combination of (a), (b) and (c). The method used will be specified in the applicable Statement of Work and Purchase Order.

5.2	Invoices. Provided that Supplier has received an HP Purchase Order consistent with Section 1.4 above, Supplier will be paid for Services and be reimbursed for expenses according to the contract pricing specified in the Statement of Work and Purchase Order. Unless otherwise expressly stated in any Purchase Order, Statement of Work or other supporting documentation attached hereto, Supplier will invoice HP monthly and only after acceptance by HP of Services provided in accordance with the specifications of the applicable SOW. With each invoice, Supplier will submit supporting documentation in a form satisfactory to HP and in detail sufficient for HP to identify a) the Services rendered b) the name of the legal entity and c) the costs and expenses incurred in the performance of the Services. HP may deduct from Supplier’s outstanding invoices any monies owed to HP by Supplier. Unless otherwise directed by HP, Supplier shall invoice HP electronically, at Supplier’s sole expense. Supplier is authorized to, and shall, submit such invoices and required information directly to HP’s authorized electronic invoicing contractor. Supplier further understands that HP may utilize contractors, at HP’s sole discretion, to facilitate HP’s order and invoicing processes, and such use may entail disclosure of information about the Supplier, this Agreement, and the receipt and processing of any Purchase Order, invoice and related documentation.

5.3	Payment by HP. HP will pay the **** amount due Supplier within **** of the invoice and any documentation required under this section 5. If any amount claimed by Supplier in any invoice is disputed by HP, the parties will negotiate in good faith to resolve the dispute. Supplier’s acceptance of an “undisputed payment” will constitute a waiver of any claims of Supplier for payment for Services covered by the corresponding invoice. An “undisputed payment” is either (a) payment in full of any Supplier invoice, (b) or payment of less than an invoiced amount to which Supplier has agreed in writing.

5.4	Maximum Cost. The Maximum Cost to be paid to Supplier for Services will be the amount authorized in Purchase Orders authorizing the Services. Supplier will not perform Services in excess of the Maximum Cost specified any Statement of Work and authorized by a Purchase Order.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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5.5	Most Favored Pricing. **** Pricing will be assessed on materially equivalent Services (equivalent Personnel, equivalent processes, equivalent labor, markets, equivalent terms, equivalent volumes, etc.) rendered by Supplier to any other equivalent customer (equivalent business volume and scope, equivalent business relationship etc). If at any time during the term of this Agreement, Supplier accords to any other such customer more favorable prices for materially equivalent Services, Supplier shall provide the Services to HP at the equivalent prices accorded to such other customer.

5.6	Taxes. Supplier will have sole responsibility for the payment of all employee taxes, compensation, wages, benefits, contributions, insurance, and like expenses, if any, of its employees. Supplier will indemnify and hold harmless HP, its officers, directors and employees from and against all liability and loss in connection with, and will assume responsibility for payment of, all federal, state and local taxes or contributions imposed as required under employment insurance, social security and income tax laws for Supplier’s employees engaged in the performance of this Agreement.

a)	Except as otherwise provided in this Agreement, prices are exclusive of applicable value added tax and other similar taxes (collectively “VAT”), sales or use tax, freight charges and duties. Supplier may not attempt to increase such prices by any non-recoverable VAT it incurs as a cost on its purchases in relation to the supply made to HP. For orders subject to VAT, sales or use tax, such taxes, if applicable, shall be added separately to Suppliers invoice and HP shall remit such taxes to Supplier. Supplier will not invoice or otherwise attempt to collect from HP any taxes with respect to which HP has provided Supplier with (i) a valid resale or exemption certificate, (ii) evidence of direct payment authority, or (iii) other evidence, reasonably acceptable to Supplier, that such taxes do not apply.

b)	HP shall not be responsible for any taxes measured by Suppliers net income or taxes imposed through withholding. If HP is required by law to withhold and remit tax relating to HP’s order to Supplier, HP shall be entitled to reduce the payment by the amount of such tax.

c)	It is Supplier’s responsibility to bill or not bill the correct VAT for its Services to HP at the Standard rate as per to the applicable VAT rules and legislation. If VAT is applied, Supplier shall show clearly on its invoices the VAT applied in order to assist HP in recovering such VAT. In the situation where VAT is excluded from Supplier’s invoice then should the VAT rules change or the tax authorities make a retrospective change to the said rules which means VAT must be paid after all even retrospective, then HP will pay Supplier the corresponding VAT and costs so claimed by the relevant tax authority upon receipt of evidence from Supplier that VAT and the demanded sums are payable. Both parties will coordinate their approach in jurisdictions VAT and similar such taxes where the practice applied by the relevant authorities is not stabilized nor settled or inconsistent.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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d)	If there are specific tax requirements within a given jurisdiction regarding the contents of this Agreement or a SOW, a Purchase Order or an Invoice, the parties agree to make any and all changes to such document required by such legal jurisdiction.

e)	Where applicable Supplier shall ensure that its Invoices to HP or its Subsidiaries or Affiliates meet the requirements for deduction of input VAT by HP. HP shall not be responsible for the payment of any duties or taxes imposed on the income or profits of the Supplier or taxes related to the Supplier’s costs of operation.

f)	US Sales and Use Tax. All prices mentioned in this Agreement are exclusive of any US sales or use tax. If US sales and use tax is applicable, such taxes shall be separately stated on all invoices to HP. Supplier will not invoice or otherwise attempt to collect from HP any sales or use tax with respect to which HP has provided Supplier with a valid resale or exemption certificate. Supplier will separate all goods and services delivered to HP into taxable and non-taxable categories on Supplier’s invoice such that HP is only taxed for the delivery of taxable goods and services and taxes are minimized to the extent legally permissible. If any software license is provided either directly or as part of a service, the following shall apply: (i) Unless otherwise specified in this Agreement, Supplier will provide software to HP solely through means of hosting software on HP’s behalf or remote telecommunications (i.e., electronic delivery) or through “load-and-leave” (i.e., the software is installed by the Supplier on the HP computer); and (ii) To the extent that HP deems it appropriate, HP will establish in an attachment to this Agreement the geographical allocation for HP’s estimated or anticipated use of the license(s) conferred under this Agreement. The Supplier shall allocate the appropriate taxes to these locations to the extent allowed by the local law(s) in the jurisdictions where anticipated use of the license(s) will occur.

5.7	Currency Exchange. In the event that there is a need for risk sharing with currency exchange, HP and Supplier agree that the process will be as shown in Exhibit M Currency Exchange Process.

6.	RELATIONSHIP OF PARTIES

6.1	Independent Contractors. Supplier will act solely as an independent contractor. Nothing contained herein will be construed to create the relationship of principal and agent, employer and employee, partners or joint ventures. HP assumes no liability for personal injury or property damage arising out of Supplier’s performance of this Agreement.

6.2

Personnel. All Personnel shall be subject to the direction, supervision, and control of Supplier. Supplier will be fully responsible for the acts and safety of Personnel while rendering Services to or for HP, its officers and employees. Supplier shall enforce strict discipline and good order among its Personnel and shall ensure that all Personnel comply with all applicable provisions of this Agreement. Supplier shall not employ Personnel unfit or unskilled in the work assigned to them. HP may at any time request the removal of Supplier’s Personnel or Subcontractors from performing Services under this Agreement, with or without cause, and

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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Supplier will immediately comply with such requests. Supplier shall be solely responsible for: (i) payment of all Personnel compensation; (ii) payment of Personnel legal and contractual benefits, including but not limited to social security, health insurance coverage and occupational benefits; (iii) compliance with all other employer duties and obligations in respect to Personnel, including payment of withholding taxes, as applicable locally; and (iv) evacuation of Personnel, including from any Site, and all associated costs.

6.3	Back-up Personnel. Back-up Personnel. Supplier shall provide back-up Personnel for each of its Key Personnel **** HP shall be informed prior to back-up Key Personnel being used.

6.4	Key Personnel. **** personnel who are critical to the success of the HP project shall be designated as Key Personnel within a Statement of Work. ****

6.5	Subcontractors. **** Supplier agrees to impose on its subcontractors the same obligations imposed upon Supplier under this Agreement with respect to safety, security, confidentiality, personal data, insurance and insurance certificates, indemnification and Contingent Worker Code of Conduct Training. Prior to commencement of the Services, and subsequently as Personnel are added, Supplier shall provide HP with a list of Personnel performing Services for approval by HP. Supplier’s execution of any subcontracts, including subcontracts approved by HP, will not relieve, waive or diminish any obligation Supplier may have to HP under this Agreement. Supplier shall be responsible and liable for all acts of its subcontractors, their employees or agents. Compensation for subcontracted Services will be included in the fees and costs billed by Supplier according to Section 5 (Financial Terms) of this Agreement.

6.6	Prior to commencement of the Services, as Personnel are added, and assigned to the HP account, Supplier will ensure that all Personnel and Subcontractors will read and sign a non-disclosure agreement containing terms substantially similar to the terms of Section 11 (Confidential Information) attached as Exhibit I (New Employee Confidential Disclosure Agreement). Supplier will keep these signed non-disclosure agreements on file during and after the time Supplier’s Personnel performs work for HP.

6.7	Program Managers. HP and Supplier will each appoint and designate in writing a global program manager to act as the primary contact person and focal point for all communications pursuant to this Agreement, (“Global Program Manager”). The Global Program Manager will be responsible for coordinating and supervising all matters relating to the implementation of this Agreement unless the parties designate Local Program Managers. Supplier shall communicate to HP’s Global Program Manager and any applicable local Program Manager any problems and issues. Supplier shall ensure quality, professional interactions and communication, both verbal and written, at all times. Any communication by Supplier with other service providers does not constitute authority to bind HP, its officers, directors, employees, representatives or agents, or the Subsidiaries or Affiliates referenced under this Agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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6.8	Contingent Worker Code of Conduct. Supplier under its sole direction and control shall train all Personnel before providing the Services to, or on behalf of, HP so as to comply with the Supplier Code of Conduct as made available at: http://www.hp.com/go/supplierportal. Such training must be completed prior to such Personnel’s first day of providing Services under this Agreement. Any incumbent Personnel under assignment to HP, that have not completed HP’s Supplier Code of Conduct training must complete this training within sixty (60) days of the Effective Date. All costs associated with Supplier’s compliance with this Section shall be borne by Supplier.

7.	CHANGES

7.1	HP may request changes in the Services at any time prior to completion of a Statement of Work. All changes to the Statement of Work will be documented in a written amendment to this Agreement executed by both parties prior to implementation of such changes.

7.2	If any such change results in Supplier’s request for additional compensation, such claim must be in writing and must be submitted to HP within ten (10) days after HP’s request for the change that gives rise to the claim. Any such notice will include a reasonably detailed statement of the reasons for Supplier’s proposed additional compensation. The parties will in good faith negotiate an equitable adjustment to the Maximum Cost or applicable rates and be reflected in a written amendment.

8.	FORCE MAJEURE

8.1	Subject to the provisions of this Section 8, Supplier will not be liable for any delay in performance under this Agreement caused by any “act of God” or other cause beyond Supplier’s control and without Supplier’s fault or negligence (a “delaying cause”). Supplier will immediately give notice to HP of any delaying cause, and will perform its obligations under any applicable Business Continuity Plan to avert or minimize any delay in performance.

8.2	In the event of a delaying cause, not covered by a Business Continuity Plan, HP may act in its sole discretion to: (i) Allow an extension of time for Supplier to remedy the effects of the delaying cause; (ii) Terminate the affected Statement of Work, or any part of it, as to Services not yet performed; or (iii) Suspend the affected Statement of Work, in whole or in part, for the duration of the delaying cause, contract for similar Services elsewhere, and receive a refund of any prepaid fees or costs associated with those Services that are contracted to another party.

8.3	Notwithstanding the language of this Section, Supplier shall be paid for actual Services rendered prior to the termination or suspension in accordance with the specifications of the applicable SOW unless Supplier would not have been paid based upon any other provision of this Agreement or applicable law.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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9.	INSURANCE

During the term of this Agreement and at all times that Supplier performs services for HP, Supplier shall maintain in full force and effect, at Supplier’s own expense, the following minimum insurance coverages. Minimum insurance limits may be obtained through any combination of primary and excess or umbrella liability insurance limits.

9.1	General Liability Insurance (Public or Civil Liability)

Supplier shall carry General Liability Insurance covering liability arising from:

a)	Premises;

b)	Operations;

c)	Independent Contractors;

d)	Products and Completed Operations;

e)	Contractual Liability

Policy limits shall be the local currency equivalent of:

****

HP, its subsidiaries, officers, directors and employees shall be named as Additional Insureds under the policy. ****

If “claims made” policies are provided, Supplier shall maintain such policies at the above stated minimums, for at least three years after the expiration of the Term.

9.2	Automobile Liability

Insurance Automobile Liability Insurance shall cover bodily injury and property damage, arising from owned, hired, and non-owned vehicles with a combined single limit of liability for each accident of not less than ****

Workers’ Compensation or Social Scheme and Employers’ Liability Insurance

Workers’ Compensation shall be as required by any applicable law or regulation having jurisdiction over Supplier’s employees. If the jurisdiction has a Social Scheme, Supplier agrees to be in full compliance with laws thereof. The Employers’ Liability Insurance limit shall be ****

9.3	Certificate of Insurance

Upon request, Supplier shall furnish Certificates of Insurance acceptable to HP. The Supplier to certify that there will be no cancellation or reduction of coverage without thirty (30) days prior written notice to HP. All insurance policies will be written by a company authorized to do business in the territory and jurisdiction where the services provided are provided. In no event will the coverage or limits of any insurance maintained by Supplier herein or the lack of availability of any other insurance, limit or diminish in any way Supplier’s obligations or liability to HP under this Agreement. Any acceptance of insurance certificates by HP shall not limit or relieve Supplier of the duties and responsibilities assumed by it under this Agreement.

9.4	Deductibles and Self-Insured Retentions

All deductibles and/or self-insured retentions (if any), including those related to defense costs, are the sole responsibility of Supplier.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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9.5	Professional Liability Insurance (Errors and Omissions)

Supplier shall maintain Professional Liability Insurance covering negligent acts, errors or omissions arising out of the rendering of or failure to render professional services as contracted under this agreement, whether committed or alleged to have been committed by Supplier or by its employees, consultants or others for whom the Supplier is legally responsible. The limit of liability shall be **** each claim and in the aggregate and such policy will remain in effect for not less than one (1) year following the date of termination of this Agreement. Any deductible or retention under the policy shall be the responsibility of Supplier. The coverage shall be placed with an insurer with an AM Best Rating of A-VII or better and shall include the following coverage parts:

****

9.6	Fidelity/Crime Insurance

Fidelity/Crime Insurance shall cover Supplier’s employees performing under this Agreement with blanket limits of at least the local currency equivalent of **** covering loss of HP’s or Customer’s money, securities, and/or other property in Supplier’s care, custody or control, and caused by a dishonest act and/or theft on the part of the Supplier’s employees. Any such insurance will name HP as a Loss Payee.

10.	AUDIT/RECORDKEEPING

10.1	Right to Audit.

10.1.1	HP reserves the rights to audit, inspect, and make copies or extracts of Supplier’s records, processes and technologies associated with Supplier’s performance under, and in compliance with, this Agreement at any time with twenty-four hours prior notice to Supplier. Any audit or inspection will occur during Supplier’s normal business hours. HP’s right to audit, inspect, and make copies or extracts of Supplier’s records and processes shall continue for a period of five years following the termination or expiration of this Agreement.

10.1.2	HP shall have the right to physically inspect the teleservices and other technical processes being performed by Supplier. HP shall also have the right to perform audits to ensure that customer service, quality; process and business controls are maintained. HP may perform this inspection either by monitoring Suppliers performance in person, at Supplier’s place of business, or by remote silent monitoring of Suppliers employees’ incoming telephone calls from HP customers. HP’s Inspection may be for any purpose reasonably related to this Agreement including, without limitation, to insure Supplier’s compliance with HP’s quality requirements.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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10.1.3	HP may periodically place simulated calls, e-mails or other customer correspondence to Supplier as a means of auditing the quality of the service provided by the Supplier.

10.1.4	HP may conduct periodic customer surveys to determine the quality of the service provided by Supplier. Copies of the survey material will be provided to Supplier.

10.1.5	Supplier agrees to reasonably cooperate in all audits and inspections conducted by HP pursuant to this Section 10. Supplier agrees to remedy any discrepancies identified in its processes or performance which are identified by virtue of the audit or inspection within a mutually agreeable timeframe. Failure by Supplier to agree to make or institute changes to resolve any discrepancy identified shall be deemed a breach of this Agreement.

10.1.6	Any audits or inspections conducted by HP pursuant to this Section 10 shall in no way be deemed to relieve Supplier of any of its obligations, responsibilities or liabilities under this Agreement or under Applicable Laws. Any election by HP to conduct, or any failure by HP to conduct any such audit or inspection shall in no event be deemed to constitute HP’s approval of any activity undertaken by Supplier or of any method, system or procedure used by Supplier in performance of this Agreement.

10.2	Audit Costs and Expenses.

10.2.1	If an audit reveals a discrepancy of 5% percent or more with respect to overpayments made to Supplier by HP for Services during the audited period, then Supplier shall also reimburse HP for all costs of the audit, including without limitation and in addition to the costs of any third party auditors engaged by HP, the costs of HP’s internal employee auditors for actual working time and for travel during normal working hours.

10.3	Reports.

10.3.1	Supplier may be asked to prepare and submit draft reports and final reports to HP as part of the Services. For analytical work performed by Supplier, reports must include a description of analytical methods and quality assurance procedures employed. Upon request, Supplier will also provide HP with one copy of the text of any report in electronic format.

10.4	Records.

10.4.1	Supplier will maintain books, records, documents and other evidence pertaining to costs, charges, fees and other expenses incurred in connection with the Services to the extent and in such detail as will properly evidence all costs for labor, materials, equipment, supplies and work, and other costs and expenses of whatever nature for which reimbursement is claimed under the provisions of this Agreement. Such records shall be retained for a period of no less than five years.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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11.	CONFIDENTIAL INFORMATION

11.1	Confidential Information. Other than in the performance of this Agreement, neither Supplier nor Supplier’s agents, employees, or subcontractors shall use or disclose to any person or entity any Confidential Information of HP (whether in written, oral, electronic or other form), which is obtained from HP or otherwise prepared or discovered either in the performance of this Agreement, through access to HP Information Systems, or while on HP premises. As used herein, the term “Confidential Information” shall include, without limitation, all Work Product, all information designated by HP as confidential, all information relating to HP Customers, including but not limited to, Customer names, lists and scripts, all information or data concerning or related to HP’s products including the discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales costs, profits, pricing methods, organization, and employee lists), and any information obtained through access to any Information Systems (including but not limited to computers, networks, voice mail, etc.) which, if not otherwise described above, is of such a nature that a reasonable person would believe it to be confidential or proprietary. Supplier will protect the confidentiality of Confidential Information with the same degree of care as Supplier uses for its own similar information, but in no event less than reasonable care to prevent any unauthorized use, dissemination or publication of the Confidential Information. Supplier shall restrict access to the Confidential Information to it employees or Subcontractors having a need to know. Supplier will obtain a similar agreement from any employee, Subcontractors or agent performing Services under this Agreement.

11.2	Access to Information Assets/Systems. Access, if any, to HP’s Information Assets/Systems is granted solely to perform the Services under this Agreement, and is limited to those specific HP Information Assets/Systems, time periods and personnel as are separately agreed to by HP and Supplier. HP may require Supplier’s employees, Subcontractors or agents to sign individual agreements prior to access to HP’s Information Assets/Systems. Use of HP Information Assets/Systems during other time periods or by individuals not authorized by HP is expressly prohibited. Access is subject to HP business control and information protection policies, standards and guidelines as may be modified from time to time. Use of any other HP Information Assets/Systems is expressly prohibited. This prohibition applies even when an HP Information Asset/System that Supplier is authorized to access serves as a gateway to other Information Systems outside Supplier’s scope of authorization. Supplier agrees to access Information Assets/Systems only from specific locations approved for access by HP. For access outside of HP premises, HP will designate the specific network connections to be used to access Information Assets/Systems.

11.3	As a recipient of confidential information, Supplier agrees that; HP may be irreparably injured by the disclosure of Confidential information in violation of the Agreement; and in addition to any other remedies available at law or in equity, HP may seek an injunction to prevent or stop such disclosure.

11.4	Supplier Confidential Information. Supplier Confidential Information is identified as **** that is clearly marked “confidential”. With the exception of HP’s authorized agents and subcontractors, HP will not disclose Supplier Confidential Information to any third party without Supplier’s consent. HP’s obligations under this section not to disclose will terminate one (1) year after the termination of this Agreement

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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11.5	Security of Information. Without limiting the foregoing, Supplier agrees to maintain security measures to comply with the above obligations and to ensure that access granted will not impair the integrity and availability of HP Assets/Systems. Upon reasonable notice, HP may audit Supplier to verify Supplier’s compliance with these obligations.

11.6	Exclusions. The foregoing confidentiality obligations will not apply to Confidential Information that: (i) is already known to Supplier prior to disclosure by HP; (ii) is or becomes a matter of public knowledge through no fault of Supplier; (iii) is rightfully received from a third party by Supplier without a duty of confidentiality; (iv) is independently developed by Supplier; (v) is disclosed under operation of law; or (vi) is disclosed by Supplier with the prior written approval of HP.

11.7	Supplier warrants and represents that each employee, agent, or Subcontractor who performs work under this Agreement has been informed of the obligations contained herein and has agreed to be bound by them.

11.8	When Supplier Personnel/employee is terminated or otherwise removed from providing the Services under this Agreement, Supplier management shall conduct an exit interview with Supplier Personnel/employee, which shall include requiring Personnel/employee to return any and all Confidential Information in his or her possession, and reminding the Personnel/employee of the duty to hold such information confidential.

11.9	Supplier acknowledges that HP shall have the right to access, preserve and disclose any email and any other content sent through HP information systems and other HP Confidential Information or reports which are created, modified or used in any way under this Agreement, in a connection with any investigation of possible abuse, or if otherwise required by law. Supplier and its Agents shall have no expectation of privacy in such information.

11.10	To ensure protection of HP Confidential Information and proprietary information, the Supplier teleservices representatives assigned to HP will not perform activities for HP competitors, during the term of this Agreement, which are similar to the activities performed for HP at the same Supplier physical location or facility as the HP work without physical separation. Competitors are companies that make computers or peripheral products, service companies that sell Services or products similar to HP’s Services or products or companies that support or promote a competitors products or Services. Supplier will provide to HP full disclosure of the identity or all clients that are or will be located in the same facility with HP. Prior to adding any new clients to a facility which includes Services for HP, Supplier must inform HP of such new clients.

11.11	Continuing Obligations. Unless otherwise agreed in writing, the obligations under this section continue perpetually and survive the termination or expiration of this Agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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12.	PERSONAL DATA USE AND PROTECTION

12.1	Definition of Personal Data.

12.1.1	“Personal Data” shall mean any information related to any identified or identifiable natural or legal person, such as HP’s employees, customers, Subcontractors, partners or any other third party (including such third parties’ employees) and any other additional data deemed as personal data under the applicable personal data protection laws, which are available for Supplier for processing them on behalf of HP pursuant to the Agreement and all Purchase Orders issued pursuant to said Agreement (collectively, hereinafter referred to as the “Agreement”)., including, but not limited to, Internet users’ Personally Identifying Information (PII)

12.2	Processing and Use of Personal Data.

12.2.1	Supplier may process and use the Personal Data only to perform its obligations under the Agreement and may disclose them only to Supplier’s employees that have a need to know them for the performance of such obligations, have received privacy training from the Supplier, and are bound by confidentiality obligations not less restrictive than those contained in this Agreement. Supplier may not sell, rent, or lease Personal Data to anyone.

12.2.2	Supplier may not disclose the Personal Data to any other third party, even for their preservation, nor transfer the Personal Data to any third country without the prior written consent of HP. In case Supplier is authorized by HP for subcontracting any Services involving collecting, using, storing, transferring and otherwise processing Personal Data, Supplier will agree with its Subcontractors to protect and process the Personal Data under terms no less restrictive than those contained in this Agreement. Furthermore, HP reserves the right, at its sole option, to enter into additional confidentiality agreements directly with such Subcontractors in order to ensure adequate protection of Personal Data and comply with any Applicable Laws.

12.3	Supplier Obligations.

a)	To use the same degree of care, but never less than a reasonable degree of care, to prevent unauthorized use, dissemination or publication of the Personal Data, as it uses to protect its own information of similar nature, and will implement any technical and organizational measures to protect Personal Data which are required by the applicable law.

b)	To implement appropriate technical and organizational measures to protect Personal Data against (i) accidental or unlawful destruction or loss, (ii) unauthorized disclosure or access, in particular where processing involves the transmission of Personal Data over a network, (iii) alteration, and (iv) all other unlawful forms of processing.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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c)	To implement appropriate procedures to ensure that (i) unauthorized persons will not have access to the data processing equipment used to process the Personal Data, (ii) any persons it authorizes to have access to the Personal Data will respect and maintain the confidentiality and security of the Personal Data, and (iii) the measures and procedures that it uses will be sufficient to comply with all applicable legal requirements.

d)	In connection with protecting, collecting, storing, transferring and otherwise processing of Personal Data, Supplier agrees to act only in accordance with the requirements of This Agreement or instructions provided by HP either upon Supplier’s request or HP’s election.

e)	Not to copy or reproduce any Personal Data without the express written permission of HP, except as technically necessary to comply with this Agreement (e.g., duplication of data stocks as backup protection against loss of data).

f)	To immediately notify the HP Program Manager by telephone and follow up in writing if it becomes aware of any actual, suspected or alleged unauthorized use of, disclosure of, or access to Personal Data by itself or others, including notification of loss or suspected loss of data whether or not such data has been encrypted. Supplier will cooperate with HP in the manner reasonably requested by HP and in accordance with law, including but not limited to: conducting the investigation; cooperating with authorities; notifying at Supplier’s sole expense affected persons, credit bureaus, other persons or entities deemed appropriate by HP; and issuing press releases. Such cooperation will include without limitation: (i) HP access to Supplier records and facilities; (ii) Supplier provision of all relevant data and reports to HP; and (iii) prior advance approval by HP of any notifications to impacted individuals or press releases.

g)	To inform HP promptly in writing if Supplier is of the opinion that any instruction from HP violates the applicable personal data protection regulations.

h)	When collecting, using, storing, transferring and otherwise processing Personal Data, Supplier shall adhere to all applicable export and personal data laws, regulations and rules.

i)	Supplier will handle any Personal Data in a manner consistent with the then current HP Privacy Policy available at www.hp.com/hpinfo/globalcitizenship/privacy/masterpolicy.html

12.4	Payment Card Industry Data Security Standard.

12.4.1	With respect to any payment card information that Supplier may process, store, collect or transmit Supplier warrants and certifies that Supplier will remain fully compliant with the Payment Card Industry Data Security Standard (“PCI DSS”), as may be modified from time to time. All definitions not defined in this Agreement shall have the same meaning as defined in PCI DSS.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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12.4.2	Supplier will give HP notice immediately if at any time Supplier is not in compliance and if at any time Supplier knows or reasonably should know of any third party claim regarding PCI compliance.

12.4.3	Supplier warrants that Supplier will use an Approved Scanning Vendor (ASV) to perform quarterly network scans.

12.4.4

Supplier is required to send HP (i) if applicable, PCI Scan Certificates on a quarterly schedule that is agreeable to both parties, and (ii) a copy of their completed report on compliance (ROC) or equivalent document (if any) by June 1st of every year in which Supplier provides services for or on behalf of HP.

12.4.5	If Supplier does not diligently pursue resolution of the Claims nor provide HP with reasonable assurances that it will pursue resolution, then HP may, without in any way limiting its other rights and remedies, defend the Claim’s at Supplier’s expense.

12.5	Conditions for Granting Access to Personal Data.

As a condition for granting access to Personal Data (as defined below), Supplier shall: (i) conduct a credit history check and a criminal background check in accordance with the attached Exhibit F on Personnel prior to granting such Personnel access to Personal Data; and (ii) require in its contract with each Subcontractor that the Subcontractor conduct a credit history check and a criminal background check on its Personnel in accordance with the attached Exhibit F as a condition for granting such Subcontractor Personnel access to Personal Data. All Personnel and Personnel of Subcontractors failing the credit history check or criminal background check shall not be granted access to Personal Data. In this event, Supplier or the Subcontractor, as applicable, shall assign alternate Personnel or Subcontractor Personnel, respectively, who shall be subject to the same conditions. All fees and costs associated with compliance with this section are the sole responsibility of Supplier or its Subcontractors

12.6	Records.

12.6.1	Upon request by HP or upon termination of the Agreement, Supplier shall deliver to HP any Personal Data in its possession and destroy any copies of Personal Data in the Supplier’s files, unless otherwise required under operation of law.

12.6.2	Upon request by HP with reasonable notice and during business hours, Supplier agrees to submit its data processing facilities, data files and documentation needed for processing to auditing by HP (or a duly qualified independent auditor or inspection authority selected by HP for such purpose and not reasonably objected to by the Supplier) to ascertain compliance with this Agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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12.7	Do Not Call Registry.

For any Statement of Work associated with this Agreement in the United States that requires the Supplier to telephone HP customers, the Supplier, at the Supplier’s sole expense, is required to comply with all applicable federal and state laws and regulations applicable to telemarketing including without limitation those applicable to the Federal Trade Commission Do Not Call Registry located at http://www.ftc.gov/.

12.8	EU Privacy Directive.

Supplier will comply with the EU Directive on Privacy (Directive 95/46/EC) and sign the agreement regarding this directive attached as Exhibit J regarding customer privacy in non-safe harbor countries, to the extent the same is applicable to activities conducted under in this Agreement.

12.9	Disclaimers.

12.9.1	Nothing in this Agreement shall be construed as an obligation (i) to disclose any particular information, (ii) to incorporate any disclosed information into a product, (iii) to warrant the accuracy or completeness of any information disclosed hereunder.

12.9.2	Notwithstanding the foregoing, nothing in this Agreement will be construed as an exclusion of any laws, regulations or rules pertaining to protection of personal data or export regulations that may be applicable to the Services provided by Supplier under the Agreement and that must be observed by Supplier.

12.10	List Management Services.

A)	In the event that Supplier is providing List Management Services for either delivery of emails or providing names of individuals for email delivery by HP or its suppliers, Supplier represents and warrants that Supplier or Supplier’s subcontractors have provided Adequate Notice to and received Adequate Consent from the proposed recipients of the emails to be delivered by HP. “List Management Services” means services which include building and maintaining a database, merging or purging a list, deduping a database, data cleansing, or other list or database preparation. “Adequate Notice” means documented Prominent Notice that the recipient will receive emails from HP or from a class of advertiser defined in a way so that HP clearly qualifies (“Covered Advertiser”). “Prominent Notice” means that the email recipient is able to view language indicating receipt of email on the webpage or other communication where the Adequate Consent is given. “Adequate Consent” means consent given on the page where the person consenting is providing their name, email address or other personal information in a manner that is easily understood as giving consent to the receipt of emails from a Covered Advertiser and is either: (a) an active expression of opt-in, e.g., unchecked box being checked; or (b) for delivery to recipients in the U.S. only, a pre-checked box that can be easily unchecked; and that the recipient has not communicated an opt-out to Supplier or Supplier’s suppliers since providing the original consent.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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B)	In all emails sent to recipients provided through List Management Services by Supplier on behalf of HP, Supplier shall ensure that: (i) HP is adequately noted as the sender of the email including any required identification such as physical address as applicable in accordance with all applicable laws and regulations; (ii) the email must provide the recipient the means to opt-out of future emails from HP specifically and from Supplier or Supplier’s suppliers as applicable in accordance with all Applicable Laws and regulations; (iii) the email must not contain deceptive or misleading From or Subject lines provided by Supplier or Supplier’s subcontractors; and (iv) the email must not be sent to a recipient who has communicated to HP an opt-out to receiving marketing emails from HP.

C)	Additionally, Supplier and its subcontractors must not engage in any tracking of emails delivered pursuant to List Management Services, e.g., opens and clicks on embedded links, on behalf of HP. In the event that Supplier or its suppliers engage in tracking of the emails delivered pursuant to List Management Services on Supplier’s or Supplier’s subcontractors’ behalf, Supplier represents that Supplier or its subcontractors have provided adequate notice and received adequate consent to such tracking in accordance with all Applicable Laws and regulations. Unless required to meet SOW requirements, neither Supplier nor Supplier’s subcontractors shall provide HP with any tracking data or results of tracking, e.g., aggregated statistics, that include data about emails delivered pursuant to the List Management Services. Nothing in this section prevents HP from tracking links from such emails on HP’s website including the recording of a unique identifier embedded in the link that is supported by HP approved copy providing notice of such tracking.

13.0	INTELLECTUAL PROPERTY

13.1	Pre-Existing Intellectual Property – Ownership. Except for the specific licenses granted in this Agreement, each party shall retain all right, title and interest in and to its Pre-Existing Intellectual Property and each party shall retain ownership of its Pre-Existing Intellectual Property.

13.2	Pre-Existing Intellectual Property – Use. Supplier will not use any Supplier or third party Pre-Existing Intellectual Property in connection with this Agreement unless Supplier has the right to use it for HP’s benefit. If Supplier is not the owner of such Pre-Existing Intellectual property, Supplier will obtain from the owner any rights necessary to enable Supplier to comply with this Agreement. If Supplier incorporates any Supplier or third party Pre-Existing Intellectual Property into the Work Product, Supplier hereby grants to HP a non-exclusive, royalty-free, worldwide, perpetual license to make, have made, sell, use, reproduce, modify, adapt, display, distribute, make other versions of and disclose the property and to sublicense others to do these things.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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13.3	Work Product. Subject to Supplier and third party rights in Pre-Existing Intellectual Property, all Work Product will belong to HP. Supplier, its agents, employees, and Subcontractors will deliver all Work Product to HP upon the earlier of the expiration/termination of this Agreement or HP’s request. Except for license granted to HP in Section 13.2, HP shall have no other ownership rights to Supplier’s Pre-existing Intellectual Property.

13.4	Works of Authorship. Supplier will promptly disclose to HP any works of authorship, including but not limited to, drawings, designs, plans, specifications, notebooks, tape recordings, computer programs, computer output, models, tracings, schematics, photographs, reports, findings, recommendations, educational materials, data and memoranda of every description and anything else Supplier produce in connection with the Work Product (exclusive of Pre-Existing Intellectual Property), and Supplier hereby assigns to HP all copyrights in such works. To the extent permitted by law, Supplier waives any moral rights, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise. Supplier will sign any necessary documents and will otherwise assist HP, at HP’s expense, in registering HP’s copyrights and otherwise protecting HP’s rights in such works in any country. HP will own all patents, copyrights or trade secrets covering such materials and will have full rights to use the materials without claim on the part of Supplier for additional compensation.

13.5	Inventions. Supplier will promptly disclose to HP any inventions or discoveries made in connection with the Work Product (exclusive of Pre-Existing Intellectual Property). HP will own all Intellectual Property Rights in such inventions or discoveries. Supplier will sign any necessary documents and will otherwise assist HP, at HP’s expense, in obtaining patents or mask work registrations and otherwise protecting such inventions in any country.

13.6	No Rights to HP Intellectual Property. Except for the limited license to use materials provided by HP to create only the portions of the Work Product which will be owned by HP under this Agreement, Supplier is granted no right, title, or interest in any HP Intellectual Property.

13.7	Intellectual Property Indemnification. Supplier will give HP notice immediately if at any time the Supplier knows of any third party claim to any Intellectual Property provided by Supplier (its agents or Subcontractors) pursuant to this Agreement. Supplier will defend, indemnify, protect and hold harmless HP from all liability arising from HP’s use of such Intellectual Property.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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14.	INDEMNIFICATION

14.1	General Indemnity Obligation. Supplier will defend, indemnify, protect and hold harmless HP, its Officers, Directors, employees, agents, Subsidiaries and Affiliates from and against any and all claims, losses, liens, demands, attorneys’ fees, damages, liabilities, costs, expenses, obligations, causes of action, or suits, (collectively “Claims”) to the extent that such Claims are caused by, arise out of, or are connected in any way with:

a.	any act or omission, whether active or passive and whether actual or alleged, or willful misconduct of Supplier or its employees, Subcontractors or agents, to the maximum extent permitted by law;

b.	the breach of this Agreement by Supplier or its employees, Subcontractors or agents of any of its contractual obligations, covenants, undertakings or promises under this Agreement; or

c.	property loss, damage, personal injury or death, sustained by Supplier or by any of Supplier’s employees, Subcontractors or agents.

14.2	HP shall defend, indemnify and hold harmless Supplier, and its officers, directors, employees, and authorized agents from all claims, suits liabilities, damages, costs and expenses (including reasonable attorney’s fees), arising out of a third party claim or proceeding relating to claimed infringements of any third party intellectual property right to information or materials provided by HP to Supplier in writing or electronic format (“HP Content”), provided Supplier reasonably used such HP Content as specified in this Agreement, and that it would not have been reasonable for Supplier to implement or use the HP Content in such a way as to avoid such claims.

14.3	HP’s defense and indemnification obligations as set forth in Section 14.2 will not apply to the extent the claim of infringement is caused by (i) any alteration, modification or revision of the HP Content not expressly authorized or produced by HP, its agents or contractors; (ii) Supplier’s use of the HP Content in a manner specifically prohibited under the Agreement or any applicable Statement of Work; or (iii) Supplier’s use of the HP Content in combination with any product or information not owned, specified, developed or provided by HP if HP did not approve of such use.

15.	LIMITATION OF LIABILITY

15.1	In no event will **** arising out of any performance of this agreement or in furtherance of the provisions or objectives of this agreement, regardless of whether such damages are based on tort, warranty, contract or any other legal theory, even if advised of the possibility of such damages. The foregoing shall not apply to the indemnification obligations set forth in section 14.2 herein with respect to “HP Content”.

16.	HP PROPERTY

16.1

Materials, including without limitation designs, equipment or other property, furnished to Supplier by HP or paid for by HP in connection with this Agreement (collectively “HP Property”) HP Property will remain the sole property of HP and shall only be provided to Supplier on an “on loan” basis. In the event HP property is provided for use by Supplier,

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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the HP Property shall: (i) Be clearly marked or tagged as the property of HP; (ii) Be and remain personal property and not become a fixture to real property; (iii) Be subject to inspection by HP at any time; (iv) Be used only in filling Releases/Purchase Orders from HP, or used in the performance of this Agreement; (v) Be kept free of liens and encumbrances; and other claims against title; (vi) Not be modified in any manner by Supplier; and (vii) Be kept separate from other materials, tools or property of Supplier or held by Supplier.

16.2	Supplier shall bear all risk of loss or damage to HP Property until it is returned to HP. Upon HP’s request or upon the termination of this Agreement, Supplier shall deliver all HP Property to HP in good conditions, normal wear and tear excepted, without cost to HP. Supplier waives any legal or equitable right it may have to withhold HP Property.

16.3	Neither Supplier nor any Personnel will remove any HP property from HP premises without HP’s prior written permission.

16.4	Without limiting the generality of this section, HP prepares and files informational or protective financing statements to confirm HP’s title to HP Property, including UCC-1 statements. HP may file such statements at any time without Supplier’s consent or signature; HP may record a copy of this Agreement. Supplier shall not unreasonably withhold or delay its signature on any such documents.

17.	WARRANTY

17.1	Supplier warrants that:

17.1.1	It has full power and authority to provide the Services to HP and to grant HP the rights granted herein, and that each Service and accompanying documents are free of any and all restrictions, settlements, judgments or adverse claims;

17.1.2	All Services will be performed by Supplier in a professional manner, consistent with the standard of skill and care exercised by the best professionals within Supplier’s industry on projects of comparable scope and complexity, in a similar location, and in conformance with the requirements of this Agreement.

17.1.3	Supplier is sufficiently experienced, properly qualified, registered, licensed, equipped, organized, and financed to perform the Services in compliance with the terms of this Agreement;

17.1.4	Supplier will devote such time, Personnel and resources for the performance of its duties under this Agreement and any Purchase Order, and within the deadlines set by HP;

17.1.5	All materials and equipment supplied to HP, if any, and any associated workmanship, will be free from errors, faults, and defects and in conformance with the requirements of this Agreement **** and

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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17.1.6	There is no copyright, patent, or trade secret or other proprietary right of a third party that would be infringed or misappropriated by HP’s use of the Services, deliverables or any other Intellectual Property provided under this Agreement.

17.2	In the event that any Services, deliverables or any other Intellectual Property provided under this Agreement is held to constitute an infringement and its use is enjoined, Supplier will, at its own expense and at its option, (i) procure for HP or its Subsidiaries or Affiliates, the right to continue to receive the Services, deliverables or other Intellectual Property provided in connection herewith, or (ii) if applicable, replace the same with non-infringing Services, deliverables or any other Intellectual Property of equivalent function and performance, or (iii) modify the Services, deliverables or any other Intellectual Property so they become non-infringing without detracting from function or performance, or (iv) if alternatives (i), (ii) and (iii) are not reasonably available, refund to HP all fees paid to Supplier for the infringing Services, deliverables or any other Intellectual Property and reimburse HP for any costs incurred by HP as a result of such infringement.

17.3	Opportunity for Cure. Other than a breach of section 0, above, in the event of a breach of any of the warranties set out above, Supplier agrees that it will immediately re-perform the Services to remedy the breach or deficiency, without cost to HP and to HP’s satisfaction. Unless by written consent of HP, Supplier shall not be permitted more than one opportunity to cure for the same or similar failure.

17.4	In the event of a breach of section 0, Supplier shall be obligated to the requirements of section 0.

18.	TERMINATION

18.1	HP reserves the right to terminate this Agreement without liability at any time, **** upon**** prior written notice to Supplier. HP reserves the right to terminate (i) **** In the event a different termination period is specified and agreed to in writing in a SOW from that defined in this section 18, the termination period in the SOW will prevail, but in no event will it be****. In any such event, Supplier will deliver to HP all Services completed or in progress up to the date of termination, and Supplier will be paid only for Services completed and costs incurred prior to the effective date of termination, based on a reasonable determination by HP.

18.2	In the event HP terminates this Agreement or any Statement of Work, in whole or in part with cause, in addition to any other remedies provided HP under this Agreement, Supplier agrees to reimburse HP upon demand for all reasonable costs incurred by HP in purchasing, qualifying and testing services to replace the terminated Services. Supplier further agrees to continue the performance of this Agreement to the extent not terminated under the provisions of this Section.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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18.3	Transition. Upon notice of termination of, or intent not to renew, this Agreement or any Statement of Work: (i) Supplier shall return all HP Property, Confidential Information, Work Product and Intellectual Property; and (ii) Supplier shall remove all Supplier-owned equipment, supplies, materials, tools, furniture, and vehicles at no additional cost to HP; and (iii) Supplier and HP shall cooperate with each other to develop as promptly as reasonable a comprehensive plan for the transferring the Services back to HP or to any new supplier designated by HP. Supplier shall assist HP in transferring the Services in an expeditious manner in order to minimize the possibility of discontinuity or disruption to HP at mutually agreed upon rates if applicable. As part of the transfer of the Services, Supplier shall provide adequate information on the Services environment to allow HP or any new supplier to duplicate such environment and the Services.

19.	GENERAL PROVISIONS

19.1	Assignment. Neither party may, directly or indirectly, in whole or in part, neither by operation of law or otherwise, assign or transfer this Agreement or delegate any of its obligations under this Agreement without the other party’s written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void and unenforceable. Notwithstanding the foregoing, HP, or its permitted successive assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent: (1) to any entity controlled by, or under common control with, HP, or its permitted successive assignees or transferees; or (2) in connection with a merger, reorganization, transfer, sale of assets or product lines, or change of control or ownership of HP, or its permitted successive assignees or transferees. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

19.2	Dispute Resolution. In the event of disagreement with respect to any aspect of this Agreement, Sub Agreement or SOW, the parties agree to discuss in good-faith to reach an amicable resolution, and to escalate such resolution process to the appropriate members of their respective management organization who have the power and authority to achieve a successful resolution. Before either party commences an action, other than for an injunction or restraining or protective order against the other party, it shall give written notice to the other party of its intention to file such action, and the senior management of the parties then shall meet in good faith to resolve the dispute by an alternative dispute resolution method such as non-binding mediation. Supplier agrees that it will continue performance under terms of the Agreement until such time as the dispute is resolved.

19.3	Compliance with Laws. Supplier will perform its obligations under this Agreement in strict compliance with all Applicable Laws. HP will not be responsible for monitoring Supplier’s nor Subcontractor’s compliance with any Applicable Laws.

19.4	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements and representations whether oral or written. No supplement, modification or amendment of this Agreement will be binding unless in a writing which states that it is an amendment of this Agreement, and which is signed by an authorized representative of each party who is authorized to amend this Agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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19.5	Governing Laws. Unless otherwise agreed in Exhibit C, this Agreement shall be governed by and construed in accordance with the laws of New York, USA without regard to its conflict of law principles. Any dispute that may arise in connection with the interpretation or implementation of this Agreement shall be submitted to the ordinary courts of New York.

19.6	HP Global Trade Requirements. Supplier acknowledges that this Agreement is subject to the export, import and other trade-related laws and regulations of the United States and other national governments, including but not limited to the provisions in Exhibit H, and agrees to exercise commercially reasonable efforts to comply with same. Each Party expressly warrants that it will comply with all Applicable Laws and regulations of the United States and its departments and agencies, and all other laws and regulations relating to the export of technology or technical data with regard to any technology or technical data provided by HP to Supplier. Country specific provisions will be set forth in the applicable LIA.

19.7	Headings. The headings in this Agreement are included for convenience only, and will not affect the construction or interpretation of any provision in this Agreement.

19.8	Language. This Agreement is drafted in U.S. English. If it is translated into other languages, the U.S. English version alone shall govern. If an Exhibit or Amendment is drafted in a language other than English, an English version shall always be created.

19.9	Non-restrictive Relationship. Nothing in this Agreement will be construed to preclude HP or any of its Subsidiaries or Affiliates from independently developing or providing Services or materials which may be the same as or similar to the Services or related materials or from obtaining Services or materials from a third party which are the same as or similar to the Services and related materials being provided by Supplier under this Agreement. Supplier shall cooperate with any other suppliers retained by HP. HP makes no guarantee to Supplier regarding any level of business it will receive from HP other than as specifically set forth herein and in Statements of Work.

19.10	Notices. All notices provided in connection with this Agreement will be in writing, and be delivered by certified or registered mail, postage prepaid and return receipt requested, or by courier, and will be deemed effective upon receipt by the addressee at the address listed in Exhibit D, or to such different or other addresses as the parties may designate by written notice to each other as shown in Exhibit D.

19.11	Precedence. In the case of inconsistency or conflict between the provisions of this Agreement and the preprinted terms and conditions of any HP Purchase Order or other Purchase Order, Statement of Work, acknowledgment, authorization, or other such document that may be issued by Supplier or HP with respect to the Services, the provisions of this Agreement will control.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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19.12	Publicity. Supplier shall not publicize or disclose the terms or existence of this Agreement, nor shall Supplier use the name(s), trademark(s), or tradename(s) of HP, its Subsidiaries or Affiliates, except as follows: i) With the prior written consent of HP; or ii) as may be necessary for Supplier to perform its obligations under this Agreement; or iii) as may otherwise be required by law. HP may impose, as a condition of its consent, any restrictions which HP deems appropriate, in its sole discretion. Supplier shall provide 10 days written notice to HP prior to disclosure under subsections (ii) or (iii) above.

19.13	Reference to Days. All references in this Agreement to “days” will, unless otherwise specified, mean calendar days.

19.14	Severability. Every term, condition or provision of this Agreement is severable from others. If a court or an arbitrator of competent jurisdiction holds any term, condition or provision of this Agreement to be invalid, unenforceable or illegal in whole or in part for any reason, the validity and enforceability of the remaining terms, conditions or provisions, or portions of them, will not be affected.

19.15	Survival. The following section(s) shall survive the termination or expiration of this Agreement: Section 9 Insurance; Section 11 Confidential Information; Section 12, Personal Data Use and Protection; Section 0, Intellectual Property; Section 0, Indemnification; Section 15 Limitation of Liability; Section 0, Warranty; and Section 0, General Provisions.

19.16	Waiver. Failure by either party to enforce any provision of this Agreement shall not constitute a waiver or affect its right to require the future performances thereof, nor shall its waiver of any breach of any provision of this Agreement constitute a waiver of any subsequent breach or nullify the effectiveness of any provision. No waiver will be binding unless made in writing and signed by the party making the waiver.

19.17	Contract Execution. This Agreement will not be binding until signed by the Supplier and an Authorized Business Representative of HP, as identified in the signature blocks below.

20.	EXHIBITS

20.1	All exhibits attached to this Agreement will be deemed a part of this Agreement and incorporated herein by reference. The term “Agreement” includes the exhibits listed in this Section. Terms, which are defined in this Agreement and used in any exhibit, will have the same meaning in the exhibit as in this Agreement. In the event of any conflict between any exhibit and this Agreement, this Agreement will control.

Exhibit A: Statement of Work Guidelines

Exhibit A-1: Telemarketing SOW Template

Exhibit B: Contract Pricing

Exhibit C: Local Implementation Agreement Template

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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Exhibit D: Notices and Contact Information

Exhibit E: Scorecard Guidelines

Exhibit F: Drug Testing, Background and Credit Checks

Exhibit G: New Employee Confidential Disclosure Agreement

Exhibit H: Business Continuity Plan

Exhibit I: Global Trade Requirements

Exhibit J: General Safety and Security Policies

Exhibit K: EU Privacy Directive

Exhibit L: IT Security

Exhibit M: Currency Exchange Process

Exhibit N: Automatic Data Collection Services (ADCS)

Exhibit O: SOW Transference

Remainder of this page left purposefully blank

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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APPROVED AND AGREED TO:
SUPPLIER NAME :	HEWLETT-PACKARD COMPANY:

Authorized Representative	Authorized Global Supply Chain Services Representative

Date	Date

Printed name	Printed name

Title	Title

Authorized Representative	Authorized Business Representative

Date	Date

Printed name	Printed name

Title	Title

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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EXHIBIT B

CONTRACT PRICING

Contract Pricing shall be specified in the Statements of Work or Sub Agreements and attached to this Agreement by reference.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

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